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                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to National Dentex Corporation's 1992 Employee's Stock Purchase Plan, of our report dated February 2, 2000 on the financial statements included in the 1999 Annual Report on Form 10-K for the year ended December 31, 1999 and to all references to our firm included in this registration statement.


                                                  /s/ Arthur Andersen LLP

Boston, Massachusetts
June 8, 2000